Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2022 First-quarter Financial Results

Key Highlights

•	Sales of $2.48 billion, an increase of $217 million

•	Net income attributable to Dana of $17 million

•	Diluted EPS of $0.12

•	Adjusted net income attributable to Dana of $23 million

•	Adjusted EBITDA of $170 million

•	Diluted adjusted EPS of $0.16

•	Repurchased approximately 1.5 million shares of common stock during the first quarter of 2022

MAUMEE, Ohio, April 27, 2022 – Dana Incorporated (NYSE: DAN) today announced financial results for the first quarter of 2022.

“Dana saw continued sales growth in the first quarter despite record inflation, rising commodity costs, and ongoing global supply-chain disruptions,” said James Kamsickas, Dana chairman and CEO. “As the entire mobility industry navigates soaring costs and geopolitical unrest that is greatly impacting the energy and transportation sectors, Dana continues to actively manage through these cost pressures as well as navigate through erratic and short notice customer demand changes. We continue to innovate and launch new products and deliver on our $400 million of new business sales backlog that is coming online this year.”

First-quarter 2022 Financial Results

Sales for the first quarter of 2022 totaled $2.48 billion, compared with $2.26 billion in the same period of 2021, representing a $217 million improvement driven by strong customer demand in our heavy-vehicle markets and the recovery of commodity costs and inflation.

Adjusted EBITDA for the first quarter of 2022 was $170 million, compared with $234 million for the same period in 2021. Profit conversion on higher sales in the first quarter of 2022 was tempered by increased input costs and operational inefficiencies, primarily attributable to continued global supply-chain disruptions.

Adjusted net income attributable to Dana and diluted adjusted earnings per share were $23 million and $0.16 for the first quarter of 2022, compared with $97 million and $0.66 in the prior year.

Operating cash flow in the first quarter of 2022 was a use of $121 million, compared with operating cash flow of $27 million in the same period of 2021.

Free cash flow was a use of $237 million, compared with a use of $26 million in the first quarter of 2021. The higher free cash flow use in this year’s first quarter was driven by lower earnings, higher working capital requirements, and elevated capital investment in support of awarded new business.

“External factors continue to pressure our margins and free cash flow as rapid inflation of energy, services, and labor are further driving up costs,” said Timothy Kraus, Dana senior vice president and chief financial officer. “While we see some improvement late this year, we anticipate these factors will remain a profit headwind. We have adjusted our financial targets to better reflect the conditions across the mobility markets and continue to aggressively work to mitigate the impact of these challenges and position ourselves to capitalize on strong end-market demand and low vehicle inventories once the global environment stabilizes.”

1

2022 Revised Financial Targets1

•	Sales of $9.850 to $10.350 billion;

•	Adjusted EBITDA of $770 to $870 million, an implied adjusted EBITDA margin of approximately 8.1 percent at the midpoint of the range;

•	Diluted adjusted EPS of $1.05 to $1.55;

•	Operating cash flow of approximately 5.9 to 6.5 percent of sales; and

•	Free cash flow of approximately 1.9 to 2.3 percent of sales.

                               1 Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Wednesday, April 27

Dana will discuss its first-quarter results in a conference call at 9 a.m. EDT on Wednesday, April 27. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 2565879 and ask for “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on April 27 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 2565879. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

2

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $8.9 billion in 2021 with 40,000 people in 31 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2022” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

###

Media Contact: Jeff Cole

+1-419-887-3535

jeff.cole@dana.com

Investor Contact:        Craig Barber

+1-419-887-5166

craig.barber@dana.com

3

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
(In millions, except per share amounts)	2022	2021
Net sales	$2,480	$2,263
Costs and expenses
Cost of sales	2,283	2,012
Selling, general and administrative expenses	130	119
Amortization of intangibles	4	4
Restructuring charges, net	(1)	1
Other income (expense), net	2	(19)

Earnings before interest and income taxes	66	108
Interest income	2	2
Interest expense	31	34

Earnings before income taxes	37	76
Income tax expense	18	22
Equity in earnings of affiliates	1	14

Net income	20	68
Less: Noncontrolling interests net income	4	1
Less: Redeemable noncontrolling interests net loss	(1)	(4)

Net income attributable to the parent company	$17	$71

Net income per share available to common stockholders
Basic	$0.12	$0.49
Diluted	$0.12	$0.48
Weighted-average shares outstanding - Basic	144.2	144.9
Weighted-average shares outstanding - Diluted	145.3	146.4

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
(In millions)	2022	2021
Net income	$20	$68
Other comprehensive income (loss), net of tax:
Currency translation adjustments	39	(5)
Hedging gains and losses	(4)	(17)
Defined benefit plans	1	3

Other comprehensive income (loss)	36	(19)

Total comprehensive income	56	49
Less: Comprehensive (income) loss attributable to noncontrolling interests	(4)	1
Less: Comprehensive loss attributable to redeemable noncontrolling interests	1	3

Comprehensive income attributable to the parent company	$53	$53

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2022 and December 31, 2021

(In millions, except share and per share amounts)	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$259	$268
Marketable securities	19	17
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2022 and $7 in 2021	1,625	1,321
Other	250	220
Inventories	1,631	1,564
Other current assets	210	196

Total current assets	3,994	3,586
Goodwill	479	482
Intangibles	225	233
Deferred tax assets	603	580
Other noncurrent assets	128	131
Investments in affiliates	175	174
Operating lease assets	244	247
Property, plant and equipment, net	2,205	2,199

Total assets	$8,053	$7,632

Liabilities and equity
Current liabilities
Short-term debt	$301	$23
Current portion of long-term debt	8	8
Accounts payable	1,717	1,571
Accrued payroll and employee benefits	207	184
Taxes on income	55	41
Current portion of operating lease liabilities	39	43
Other accrued liabilities	293	304

Total current liabilities	2,620	2,174
Long-term debt, less debt issuance costs of $25 in 2022 and $26 in 2021	2,376	2,386
Noncurrent operating lease liabilities	211	209
Pension and postretirement obligations	390	398
Other noncurrent liabilities	269	292

Total liabilities	5,866	5,459

Commitments and contingencies
Redeemable noncontrolling interests	200	198
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 143,334,271 and 144,238,660 shares outstanding	2	2
Additional paid-in capital	2,431	2,427
Retained earnings	664	662
Treasury stock, at cost (13,466,902 and 11,661,591 shares)	(216)	(184)
Accumulated other comprehensive loss	(949)	(985)

Total parent company stockholders’ equity	1,932	1,922
Noncontrolling interests	55	53

Total equity	1,987	1,975

Total liabilities, redeemable noncontrolling interests and equity	$8,053	$7,632

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
(In millions)	2022	2021
Operating activities
Net income	$20	$68
Depreciation	91	88
Amortization	6	7
Amortization of deferred financing charges	1	2
Earnings of affiliates, net of dividends received	(1)	(14)
Stock compensation expense	4	5
Deferred income taxes	(25)	(6)
Pension expense, net	(1)
Change in working capital	(211)	(133)
Other, net	(5)	10

Net cash provided by (used in) operating activities	(121)	27

Investing activities
Purchases of property, plant and equipment	(116)	(53)
Acquisition of businesses, net of cash acquired		(17)
Purchases of marketable securities	(5)	(11)
Proceeds from sales and maturities of marketable securities	2	6
Other, net	2	2

Net cash used in investing activities	(117)	(73)

Financing activities
Net change in short-term debt	278	(1)
Proceeds from long-term debt	2	2
Repayment of long-term debt	(3)	(1)
Deferred financing payments		(2)
Dividends paid to common stockholders	(14)	(14)
Distributions to noncontrolling interests	(1)
Contributions from redeemable noncontrolling interests	2	1
Payments to acquire noncontrolling interests	(3)
Repurchases of common stock	(25)
Other, net	(7)	(1)

Net cash provided by (used in) financing activities	229	(16)

Net decrease in cash, cash equivalents and restricted cash	(9)	(62)
Cash, cash equivalents and restricted cash - beginning of period	287	567
Effect of exchange rate changes on cash balances	2	(12)

Cash, cash equivalents and restricted cash - end of period	$280	$493

DANA INCORPORATED

Reconciliation of Net Cash Provided By (Used In) Operating Activities to

    Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

	Three Months Ended March 31,
(In millions)	2022	2021
Net cash provided by (used in) operating activities	$(121)	$27
Purchase of property, plant and equipment	(116)	(53)

Free cash flow	(237)	(26)
Discretionary pension contributions

Adjusted free cash flow	$(237)	$(26)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
(In millions)	2022	2021
Sales
Light Vehicle	$985	$991
Commercial Vehicle	463	349
Off-Highway	744	635
Power Technologies	288	288

Total Sales	$2,480	$2,263

Segment EBITDA
Light Vehicle	$31	$100
Commercial Vehicle	10	15
Off-Highway	100	79
Power Technologies	29	41

Total Segment EBITDA	170	235
Corporate expense and other items, net		(1)

Adjusted EBITDA	$170	$234

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
(In millions)	2022	2021
Segment EBITDA	$170	$235
Corporate expense and other items, net		(1)

Adjusted EBITDA	170	234
Depreciation	(91)	(88)
Amortization	(6)	(7)
Non-service cost components of pension and OPEB costs		(2)
Restructuring charges, net	1	(1)
Stock compensation expense	(4)	(5)
Strategic transaction expenses	(4)	(3)
Loss on investment in Hyliion		(17)
Loss on disposal group held for sale		(7)
Other items		4

Earnings before interest and income taxes	66	108
Interest income	2	2
Interest expense	31	34

Earnings before income taxes	37	76
Income tax expense	18	22
Equity in earnings of affiliates	1	14

Net income	$20	$68

DANA INCORPORATED

Reconciliation of Net Income (Loss) Attributable to the Parent Company to

    Adjusted Net Income (Loss) Attributable to the Parent Company and

    Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
(In millions, except per share amounts)	2022	2021

Net income attributable to parent company	$17	$71
Items impacting income before income taxes:
Amortization	5	5
Restructuring charges, net	(1)	1
Strategic transaction expenses	2	3
Loss on investment in Hyliion		17
Loss on disposal group held for sale		5
Other items	2
Items impacting income taxes:
Net income tax expense on items above	(2)	(6)
Income tax expense attributable to various discrete tax matters		1

Adjusted net income attributable to the parent	$23	$97

Diluted shares - as reported	145.3	146.4
Adjusted diluted shares	145.3	146.4

Diluted adjusted EPS	$0.16	$0.66

2022 First-quarter Earnings Conference Call April 27, 2022 1904 Today

Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. Safe Harbor Statement

Agenda Introduction Craig Barber Senior Director, Investor Relations and Strategic Planning Business Review James Kamsickas Chairman and Chief Executive Officer Financial Review Timothy Kraus Senior Vice President and Chief Financial Officer

Business Highlights: 2022 First Quarter See appendix for comments regarding the presentation of non-GAAP measures adjusted EBITDA $170 million diluted adjusted EPS $0.16 free cash flow $(237) million sales $2.5 billion $217M from prior year $64M from prior year $211M from prior year 50¢ from prior year Cost Inflation and Erratic Demand Industry Recognition Customer Highlights and Awards Leveraging EV Tech for Social Impact Key Items Financial Results

Market Conditions Light Vehicle Off-Highway Commercial Vehicle Heavy-duty Markets * 2020 Dana sales including 100% of DDAC Joint Venture Market Volume Light-duty Market Inflation and commodity cost increases accelerating during this period of volatile demand 1st Quarter Impact 1st Quarter Impact Market Volume Market Volume Market Volume Full Year Impact Full Year Impact 1st Quarter Impact Market Volume Market Volume Full Year Impact OEM production disruptions continue; driven by supply chain constraints Preparing for significant new program launches Strong market demand driving sales growth Second-half NA class 8 volume expected to increase Substantial new EV product and launch readiness Market demand outlook remains strong Minimal customer impact resulting from Ukraine conflict End-market demand remains strong; vehicle inventories low Off-highway electrification advancing in key initial markets

Industry Recognition 2021 North American Supplier Performance Management (SPM) Achiever Award 2021 10 Parts Per Million (PPM) Quality Award Achieving Excellence Program Partner Level Recognition 2021 Overdrive Award

Innovation and Technological Leadership Dana Leads Automotive News PACE Award Nomination List with Five Electrification Innovations Dana TM4™ high-performance inverter Metallic bipolar plates for fuel cell stacks Composite battery enclosure with integrated thermal management Electric rigid beam axle Complete vehicle integration for e-Propulsion and e-Power systems PACE Award Finalists PACEpilot Award Finalists

Commercial Vehicle: Med-Duty Top Truck 2022 Ford® F-650/F-750 Spicer® driveline technologies: Spicer® S140 and Dana 060 Series drive axles D- and E-Series front steer axles SPL® 100 and SPL® 140 Series driveshafts 5/5 Finalists 2022 Med-Duty Top Trucks Dana has supplied the driveline for 9 of the last 10 winners

Light Vehicle: Electrification New Business Win Dana vertically integrated complete e-Propulsion system >3x content per vehicle vs. traditional ICE program Dana selected as electrification partner with major light-vehicle OEM

Off-Highway: EV Growth Transformation High-voltage Drive System – Port Equipment e-Mini Excavator Low-voltage Material Handling Lawn and Turf Care Access Equipment Motorsport / Recreational Low-voltage Inverter for Pump Transformational EV growth in new markets and increased content per vehicle Low-voltage Inverter for Electric UTV

Sustainable Social Impact e-Drive System

Financial Review

2022 Q1 Financial Results Sales growth primarily due to demand recovery in the heavy-vehicle markets and recovery of commodity cost inflation Profit conversion on higher sales limited by inflation and commodity cost increases, as well as inefficiencies driven by customer supply chain constraints Lower FCF attributed to lower profits, higher working capital requirements, and higher capital expenditures ($ in millions except EPS) Changes from Prior Year Q1 ‘22 Q1 ‘21 Change Sales $2,480 $2,263 $217 Adjusted EBITDA 170 234 (64) Margin 6.9% 10.3% (340) bps EBIT 66 108 (42) Interest Expense, Net 29 32 (3) Income Tax Expense 18 22 (4) Net Income (attributable to Dana) 17 71 (54) Adjusted Net Income (attributable to Dana) 23 97 (74) Diluted Adjusted EPS $0.16 $0.66 $ (0.50) Operating Cash Flow (121) 27 (148) Capital Spending 116 53 63 Free Cash Flow (237) (26) (211) Inflationary environment compressing margin

2022 Q1 Sales and Profit Changes

- Organic growth driven by continued rebound in heavy-vehicle markets and cost recoveries, including commodities and inflationary costs
- Net cost inflation of ~$45 million and operational inefficiencies driving negative organic conversion
- Investment in growing EV business offsetting profit contribution from early low-volume programs
- Translation of foreign currency to U.S. dollars, primarily the euro, reduced sales and was a minor headwind to margin
- While substantial commodity recoveries increased sales, higher raw material cost lowered profit

Sales



$2,263M
$82M
$68M
($55)M
$122M
88% Recovery
$2,480M
2021
Traditional Organic
EV Organic
Currency
Commodities
2022

Adjusted EBITDA



$234M
10.3% Margin
($35)M
~(170) bps
Inflation: ~($45)M
($7)M
~(50) bps
($6)M
~(5) bps
($16)M
~(115) bps
$170M
6.9% Margin
2021
Traditional Organic
EV Organic
Currency
Commodities
2022

Improving demand and recoveries increased sales while cost inflation and currency hindered profit

© 2022 Dana
14

2022 Q1 Free Cash Flow

- Cash flow use driven by lower earnings, higher working capital requirements, and higher capital investment
- Higher cash interest in this year's Q1 due to revised timing of payments
- Timing of payments and jurisdictional mix driving higher cash taxes this year
- Increased working capital largely due to increased receivables driven by higher sales
- Higher capital spending to support new business backlog, replacement business, and electrification programs

Changes from Prior Year

($ in millions)

	Q1 '22	Q1 '21	Change
Adjusted EBITDA	$ 170	$ 234	$ (64)
One-time Costs[1]	(5)	(8)	3
Interest, net	(15)	(5)	(10)
Taxes	(25)	(13)	(12)
Working Capital / Other[2]	(246)	(181)	(65)
Capital Spending	(116)	(53)	(63)
Free Cash Flow	$ (237)	$ (26)	$ (211)

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

Lower earnings, higher working capital requirements and capital investment drove FCF use

© 2022 Dana
15

Legend: = 2022 Market Impact to Dana 2022 Market Dynamics Impact Transportation costs Commodity costs Semiconductor shortage OEM production disruptions caused by shortage of semiconductors and other key components likely to continue through the first half of the year Transportation costs have continued to increase and are expected to remain at a premium this year Rapid cost inflation for energy, services, and labor experienced in Q1 expected to remain elevated throughout the year ➨ ➨ ➨ Economics Volume rebound continues but margin pressures expected to remain through rest of this year ➨ Q2 Q4 Q3 Scrap Steel Pricing Current Market Forecast Prior Market Forecast 2022 Commodity costs no longer expected to moderate this year

Sales Adjusted EBITDA Implied Profit Margin Implied FCF Margin Diluted Adjusted EPS 2022 FY Financial Guide Expecting sales growth supported by strong end-market demand and cost recovery actions Profit margin headwinds from elevated commodity and other input costs now expected to continue for the remainder of this year Free cash flow improvement over last year driven by lower inventory requirements as pandemic-era logistics and demand pattern disruptions stabilize late in the year Diluted adjusted EPS decline due to lower earnings, higher expected income taxes, and lower equity income Guidance range 7.8% - 8.4% ~1.9% - 2.3% ~$820M ~$10,100M ~$1.30 ±$250M ±$50M ±$0.25 Change from Prior Guidance* Guidance Ranges ~1% $190 ~2% ~5% ~$225M $xx ~130M +70 bps +$520M ~$1.00 *To approximate guidance midpoint Demand remains strong; higher commodities and cost inflation pressuring margins

2022 FY Sales and Profit Changes

- End-market growth driven by increased production in light vehicles and continued recovery in heavy-vehicle markets
- Net cost inflation of ~$120 million in 2022, along with operational inefficiencies driving reduced organic conversion
- Continued inefficiencies driven by customer production disruptions, pressuring conversion
- EV growth driving higher investment, offsetting profit contribution from early low-volume programs
- Increasing commodity costs resulting in higher recoveries adding to sales while creating an additional $50 million headwind to profit from prior outlook

Sales



$8,945M
~$685M
~$200M
~($200)M
~$470M
~96%
Recovery
~$10,100M
±$250M
2021
Traditional Organic
EV Organic
Currency
Commodities
2022 Target

Adjusted EBITDA



$795M
8.9%
Margin
~$75M
~($5)M
~($25)M
~($20)M
~$820M
~8.1%
Margin
±$50M
Inflation expectations
~($120)M
~10 bps
~(20) bps
~Flat
~(70) bps
2021
Traditional Organic
EV Organic
Currency
Commodities
2022 Target

Margin headwinds accelerating due to higher raw material cost and inflation

© 2022 Dana
18

2022 FY Free Cash Flow Outlook

- Free cash flow to improve as temporarily elevated inventory levels normalize
- Managing inventory requirements for uneven customer demand patterns
- Working with customers and suppliers to better align terms with market conditions

Changes from Prior Year

($ in millions)

	2022T	2021A	Change
Adjusted EBITDA	$ ~820	$ 795	$ ~25
One-time Costs[1]	~(15)	(31)	~15
Interest, net	~(100)	(101)	-
Taxes	~(155)	(99)	~(55)
Working Capital / Other[2]	~40	(406)	~445
Capital Spending	~(375)	(369)	~(5)
Free Cash Flow	$ ~215	$ (211)	$ ~425

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

Lower working capital driving improved free cash flow

© 2022 Dana 19

Outlook

2022 Guidance

sales
~$10.1 billion
~13% increase from prior year
Range: ±$250M

Improving OEM production cadence and continued strong end-market demand, new business backlog, and cost recoveries driving sales increase

Drivers of growth

- **Market Demand**
- **EV Business**
- **New Backlog**

adjusted EBITDA
~$820 million
~3% increase from prior year
Range: ±$50M

margin
~8.1%
Range: ~7.8%-8.4% of sales

free cash flow
~$215 million
~$425M increase from prior year
Range: ~1.9%-2.3% of sales

diluted adj. EPS
~$1.30
~$0.36 decrease from prior year
±$0.25

2022 Market Variables



Semiconductor shortage improving



Infrastructure investment continuing

2022 Profit and FCF Drivers


Inflation

Cost Inflation



Commodity Costs



Inventory Reduction

See appendix for comments regarding the presentation of non-GAAP measures
© 2022 Dana
20

Appendix

2022 Q1 Sales and Profit Change by Segment See appendix for comments regarding the presentation of non-GAAP measures 10.3% 10.1% 6.3% 13.5% 11.9% Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off-Highway Drive and Motion Systems Power Technologies Sales Adjusted EBITDA 10.3% 10.1% Sales Adjusted EBITDA 10.3% Sales Adjusted EBITDA 10.3% Sales Adjusted EBITDA 10.1% 3.1% 12.4% 13.4% 4.3% 2.2% 14.2% 10.1%

Segment Profiles Customer Sales Regional Sales $ Millions $ Millions $ Millions Light Vehicle Drive Systems Year to Date 3/31/2022 Commercial Vehicle Drive and Motion Systems Year to Date 3/31/2022 Off-Highway Drive and Motion Systems Year to Date 3/31/2022 Power Technologies Year to Date 3/31/2022 * Includes sales to system integrators for driveline products that support FCA vehicles

Diluted Adjusted EPS

Segment Data

Cash Flow

Balanced End- Market Presence Global Scale & Financial Strength Technologies for Tomorrow Complete Electric Product Portfolio

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, free cash flow and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided reconciliations of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Non-GAAP Financial Information